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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statements of Conseco, Inc. (File Nos. 33-57079, 33-56901, 33-57931, 33-40556,
33-58710, 33-58712, 333-10297, 333-18037, 333-18581, 333-19783, 333-23251,
333-56611, 333-28305, 333-32615, 333-32617, 333-32621 and 333-51123) of our
report dated March 30, 1999, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                               /s/ PRICEWATERHOUSECOOPERS LLP
                                               ------------------------------
                                               PricewaterhouseCoopers LLP



Indianapolis, Indiana
March 30, 1999